Exhibit 1.1

10,000,000 American Depositary Shares

ACTIONS SEMICONDUCTOR CO., LTD.

AMERICAN DEPOSITARY SHARES

UNDERWRITING AGREEMENT

September [19], 2006

September •, 2006

Morgan Stanley & Co. International Limited

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

United States

Dear Sirs:

1. Introductory. The shareholders listed in Schedule I hereto (“Selling Shareholders”) propose severally to sell to the several underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 10,000,000 American Depositary Shares (each an “ADS” and collectively, “Firm Securities”), each ADS representing six of the Company’s ordinary shares, par value US$ 0.000001 per share (“Ordinary Shares”) of Actions Semiconductor Co., Ltd., a Cayman Islands company (the “Company”). Certain of the Selling Shareholders propose to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,500,000 additional ADSs (such 1,500,000 additional ADSs being hereinafter referred to as the “Optional Securities”). The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. It is understood that, subject to the conditions hereinafter stated: (a) certain Offered Securities will be sold to the Underwriters in connection with the offering and sale of such Offered Securities in the United States and Canada (the “U.S. Offering”) and (b) certain Offered Securities will be sold to the Underwriters in connection with the offering and sale of such Offered Securities outside the United States and Canada (the “International Offering”) to persons other than United States and Canadian persons in compliance with Regulation S of the United States Securities Act of 1933 (the “Act”).

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to a Deposit Agreement dated as of December 5, 2005 (the “Deposit Agreement”), among the Company, JPMorgan Chase Bank, as depositary (the “Depositary”), and all holders from time to time of the ADRs. Morgan Stanley & Co. International Limited and Citigroup Global Markets Inc. shall act as the representatives (the “Representatives”) of the Underwriters.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Offered Securities. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto and any other free writing prospectus that the parties hereto shall thereafter expressly agree in writing to be included in the Time of Sale Prospectus, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein.

2. Representations and Warranties of the Company. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(ii) (A) The Registration Statement, when it became effective did not, and on the date hereof does not, contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (D) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (E) the Prospectus does not contain on the date hereof, on the First Closing Date and on each Optional Closing Date and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(iii) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(iv) Schedule IV sets forth a correct and complete list of each and every subsidiary of the Company (each a “Subsidiary” and collectively, “Subsidiaries”). The Company and each of the Subsidiaries have been duly incorporated and are each an existing corporation in good standing under the laws of the jurisdiction of its incorporation or establishment, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus, and each is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(v) The Company’s Amended and Restated Articles of Association comply with the requirements of the applicable laws of Cayman Islands, including the Companies Law ([2004 Revision]), and are in full force and effect. Neither the Company nor any of the Subsidiaries is (i) in violation of its memorandum of association or articles of association (or other constitutive documents) or (ii) in default of the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed or trust, loan or credit agreement, note, license, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its properties or assets may be subject (and no event has occurred which, with the giving of notices or lapse of time or both, would constitute such default). Neither the Company nor any of its Subsidiaries has taken any action nor have any steps been taken or legal, legislative, or administrative proceedings been started or threatened (i) to wind up, dissolve, or eliminate the Company or any of its Subsidiaries or (ii) to withdraw, revoke or cancel the Company’s or any of its Subsidiaries’ licenses.

(vi) Schedule IV correctly identifies each of the Subsidiaries incorporated or established in the PRC (each a “PRC Subsidiary” and collectively, the “PRC Subsidiaries”). Each of the PRC Subsidiaries has been duly incorporated and is validly existing under the laws of the PRC with full legal right, power and authority (corporate or other) to own, use, lease and operate its properties, conduct its business in the manner presently conducted and, if such manner is described in the Time of Sale Prospectus and the Prospectus, as described in the Time of Sale Prospectus and the Prospectus, and is duly qualified to conduct business in each jurisdiction in which it conducts business and is duly qualified to own, use, lease and operate its properties in each jurisdiction in which it owns or leases properties and such qualification is required, or is and will be subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Each of the PRC Subsidiaries has been duly established as a wholly foreign-owned enterprise with limited liability legal person status under the laws and regulations of the PRC. The businesses conducted by each of the PRC Subsidiaries, in the manner presently conducted, do not exceed the scope of business permitted in its respective business license. All approvals, permits, licenses, registrations and qualifications required by the laws and regulations of the PRC for establishing a wholly foreign-owned enterprise have been duly obtained from appropriate government authorities of the PRC in connection with the establishment of each of the PRC Subsidiaries and all such approvals, permits, licenses, registrations and qualifications are subsisting with no change, amendment or limitation. The articles of association of each of the PRC Subsidiaries comply with all applicable laws and regulations of the PRC and have been approved by relevant PRC governmental authorities and are in full force and effect. The entire amount of registered capital as stated in each PRC Subsidiary’s articles of association and business license as amended from time to time has been fully and timely contributed by the Company, verified by qualified independent accounting firms confirming the Company’s contribution of the entire amount of registered capital of each PRC Subsidiary, and filed and registered with relevant PRC registration authorities. The Company’s equity interest in each of the PRC Subsidiaries is free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity in favor of any third party. Each of the PRC Subsidiaries has passed its 2005 and 2006 annual examination by the relevant governmental authorities. Neither PRC Subsidiary has not been found to have any deficiency or default under applicable PRC laws and regulations, and has timely received all requisite certifications from each applicable governmental authority in respect of such annual examinations. Each of the PRC Subsidiaries is duly accredited as a certified integrated circuit design enterprise under the laws and regulations of the PRC, and is entitled to preferential industrial and taxation policies promulgated by the State Council of the PRC as described in the Time of Sale Prospectus and the Prospectus.

(vii) To the Company’s best knowledge after due inquiry, Circular No. 75 on Issues Concerning Foreign Exchange Control on Financing and Round-Trip Investment through Overseas Special Purpose Companies by Domestic Residents as promulgated by China’s Sate Administration of Foreign Exchange on October 21, 2005 is not applicable to the Company, any of its Subsidiaries, or any Selling Shareholder.

(viii) All of the issued and outstanding capital stock, or equity interest if applicable, of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock, or equity interest if applicable, of each Subsidiary is owned free from and clear of all liens, charges, encumbrances and defects. All of the issued and outstanding capital stock of each of Actions Semiconductor Co., Ltd., a company incorporated in Mauritius, Artek Microelectronics Co., Ltd., and Actions Capital Investment, Inc., and 80% of the issued and outstanding capital stock of Actions Microelectronics Co., Ltd., a company incorporated in British Virgin Islands, is directly owned by the Company. All of the issued and outstanding capital stock of each of Actions BVI and Actions Hong Kong is directly owned by Actions Mauritius. The entire equity interest in each of the PRC Subsidiaries is directly owned by Actions Mauritius.

(ix) The authorized, issued and outstanding capital stock of the Company as of the date indicated in each of the Time of Sale Prospectus and the Prospectus and as of the date hereof is set forth under the heading “Actual” and, after giving effect to the offering contemplated by this Agreement and the adjustments set forth in each of the Time of Sale Prospectus and the Prospectus, will be set forth under the heading “As Adjusted”, in each case under the caption “Capitalization”. The shares of outstanding capital stock of the Company have been issued in compliance with all applicable securities laws, including U.S. federal and state securities laws. There are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company’s capital stock or any such options, rights, convertible securities or obligations. The Offered Securities, and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company have been and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), the Ordinary Shares represented by the Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus; the existing stockholders of the Company have no preemptive rights with respect to the Ordinary Shares; subject to the terms and provisions of the Deposit Agreement and except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, the holders of the Offered Securities (including the Depositary, which will hold Ordinary Shares on behalf of holders from time to time of ADRs which evidence ADSs), against payment of the purchase price in accordance with this Agreement on each Closing Date will be entitled to all the rights of a shareholder conferred by the articles of association of the Company and Cayman Islands law; there are no restrictions on transfers of the Offered Securities, except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus; the Ordinary Shares may be freely deposited by the Company with the Depositary against issuance of ADRs as contemplated in the Deposit Agreement; and the Offered Securities are freely issuable and transferable by or on behalf of the Company to or for the account of the several Underwriters.

(x) The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Ordinary Shares in respect thereof in accordance with the Deposit Agreement, such ADRs will be duly and validly issued and the holders thereof will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform to the descriptions thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(xi) Except as otherwise disclosed in the Time of Sale Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the U.S. Offering or the International Offering.

(xii) Except as otherwise disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement, or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(xiii) The ADSs have been approved for quotation on the Nasdaq Stock Market’s National Market (“Nasdaq National Market”).

(xiv) No consent, approval, authorization, or order of, clearance by, or registration or filing with, any governmental agency or body or any court or any stock exchange is required to be obtained or made by the Company or any of its subsidiaries for the consummation of the transactions contemplated by the Deposit Agreement or this Agreement in connection with the issuance and sale of the Offered Securities by the Company, including the deposit of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the quotation of the Offered Securities on the Nasdaq National Market, except such consents, approvals, authorizations orders, clearances, registrations or filings, as have been obtained or made and are in full force and effect under the Act and such as may be required under applicable state securities laws, blue sky laws in the United States and the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) and the Nasdaq National Market.

(xv) Under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Ordinary Shares represented by the Offered Securities may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of Cayman Islands and all such payments made to holders thereof who are non residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(xvi) Except as otherwise disclosed in the Time of Sale Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xvii) The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein and therein and the issuance and sale of the Offered Securities, including the deposit of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs and the quotation of the Offered Securities on the Nasdaq National Market, do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default or require any consent under, (A) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject or (C) the memorandum of association or articles of association or any other constituent document of the Company or any such subsidiary and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(xviii) This Agreement has been duly authorized, executed and delivered by the Company.

(xix) Each of the Company and its subsidiaries has good and marketable title to all real properties and all other properties and assets owned by them which is, in each case, free from and clear of all liens, encumbrances, charges, defects, claims, options or restrictions, and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, except for such liens, encumbrances, charges, defects, claims, options or restrictions which, individually or in the aggregate, would not have a material adverse effect on the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as a whole (“Material Adverse Effect”).

(xx) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(xxii) Each of the Company and its subsidiaries owns or possesses the right to use all patents and other rights to inventions, trademarks, trademark registrations, service marks, service mark registrations, trade names, proprietary rights, copyrights, trades secrets, know how and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by it or presently employed by it, and if such business is described in the Time of Sale Prospectus and the Prospectus, as described in the Time of Sale Prospectus and the Prospectus. To the knowledge of the Company and except as otherwise described in the Time of Sale Prospectus and the Prospectus, there is no reasonable basis to allege that the Company or any of its subsidiaries has infringed or violated or is infringing or violating any intellectual property rights of others which, if such allegations formed the basis of a dispute with the Company that was determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise described in the Time of Sale Prospectus and the Prospectus, the Company has not received any notice or communication alleging that the Company or any of its subsidiaries infringes any intellectual property rights of others that, if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect.

(xxiii) Except as otherwise disclosed in the Time of Sale Prospectus, no director, officer or manager of the Company or any person affiliated with such person is a Selling Shareholder or is a beneficial owner of a Selling Shareholder.

(xxiv) The statements set forth in the Registration Statements (A) under the sections headed “Description of Share Capital”, “Prospectus Summary—This Offering”, “Capitalization”, “Dilution”, “Dividend Policy”, “Description of American Depositary Shares” and “Shares Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Offered Securities, and (B) under the sections headed “Management”, “Risk Factors”, “Business”, “Taxation”, “Underwriting”, “Prospectus Summary—This Offering”, “Description of Share Capital”, “Regulation” and “Enforceability of Civil Liabilities”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and fair in all material respects.

(xxv) Neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.

(xxvi) The Company and its subsidiaries maintain insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of its business and as is customary for companies engaged in similar businesses in similar industries and in similar locations, all of which insurance is in full force and effect. There are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. The Company has no reason to believe that it will not be able to renew its existing insurance as and when such coverage expires or will not be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxvii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States, Hong Kong, the PRC, Mauritius or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Offered Securities by the Company, (B) the deposit by the Company and the Selling Shareholders of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, (C) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder, and (D) the consummation by the Company of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance by the Company of its obligations under this Agreement or the Deposit Agreement.

(xxviii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company or any of the subsidiaries to the United States, Hong Kong, the PRC, Mauritius or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the Offered Securities by the Company, (B) the deposit by the Company and the Selling Shareholders of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, (C) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder, (D) the sale and delivery of the Offered Securities by the Selling Shareholders and (E) the consummation by the Selling Shareholders of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance by the Selling Shareholders of its obligations under this Agreement or the Deposit Agreement.

(xxix) Each of the Company and its subsidiaries has filed on a timely basis all necessary tax returns, reports and filings, and all such returns, reports or filings are true, correct and complete in all material aspects, and are not the subject of any disputes with revenue or other authorities and to the Company’s knowledge there are no circumstances giving rise to, or which could give rise to, such disputes. None of the Company or its subsidiaries is delinquent in the payment of any taxes due thereunder or has any knowledge of any tax deficiency which might be assessed against any of them, which, if so assessed, can, except as would not have a Material Adverse Effect.

(xxx) None of the Company, its subsidiaries nor any of their officers or directors has paid, promised or authorized the payment, directly or indirectly, of any monies or any thing of value, in each case to the extent that such payment, promise or authorization constitutes bribery in breach of applicable laws of the Cayman Islands, Hong Kong, the PRC, or Mauritius, to any government official, political or governmental organization or employee of any political party or to any other person charged with similar public or quasi-public duties or for the purpose of influencing any act or decision of such official or of the government to obtain or retain business, or direct business to the Company or any of its subsidiaries other than, in each case, any payments required by any applicable jurisdiction or permitted by any applicable laws (any such act, a “Prohibited Payment”). A Prohibited Payment does not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a government authority or agency thereof; provided that such payments are permissible under applicable laws.

(xxxi) Except as otherwise disclosed in the Time of Sale Prospectus, there are no pending actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties (including without limitation any actions, suits or proceedings against current or former employees of the Company or any of its subsidiaries) that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under the Deposit Agreement or this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

(xxxii) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xxxiii) The accountants who certified the financial statements and the supporting schedules (“Reporting Accountants”) included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are independent public accountants as required by the Act and the Rules and Regulations.

(xxxiv) The financial statements and data included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements and data have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the notes included in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information required to be stated therein.

(xxxv) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor its subsidiaries has (A) entered into or assumed any material contract, (B) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or any other asset material to the Company and its subsidiaries taken as a whole, (D) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matter identified in clauses (A) through (C) above, or (E) experienced any cancellation of significant sales orders or received any notifications thereof, nor has the Company or its subsidiaries sustained any material loss or interference with its business from fire, explosion or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since the respective dates as of which information is given in the each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, nor has there been any material adverse change in or affecting the condition (financial or other), business, properties, business prospects or results of operations of the Company or its subsidiaries.

(xxxvi) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fully describes (A) accounting policies which the Company believes are the most important in the portrayal of the financial condition and results of operations of the Company and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (B) judgments and uncertainties affecting the application of critical accounting policies; and (C) explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions. The Company’s board of directors, senior management and audit committee have reviewed and agreed with the selection, application and disclosure of critical accounting policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus accurately and fully describes (A) all material trends, demands, commitments, events, uncertainties and risks that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources of the Company and its subsidiaries taken as a whole. Except as otherwise disclosed in the Registration Statements, the Time of Sale Prospectus or the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any subsidiary that could reasonably be expected to have a Material Adverse Effect.

(xxxvii) The Company and each of its subsidiaries have devised and maintain a system of internal accounting and other controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries maintain and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of assets. Since the end of the Company’s most recent audited fiscal year, there has been (A) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (B) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxxviii) The Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(xxxix) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(xl) The Company does not expect to be a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the tax year ending December 31, 2005. The Company has no plan or intention to take any action that would result in the Company becoming a PFIC in the future.

(xli) Neither the Company nor any of its subsidiaries has taken, nor has any of their respective officers, directors or affiliates (within the meaning of the Act and the Rules and Regulations) taken, nor will any of them take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and regulations thereunder, the stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Offered Securities and neither the Company nor any affiliated purchaser (as such term is defined in Regulation M under the Exchange Act (“Regulation M”)) of the Company has, either alone or with one or more other persons, bid for or purchased or will bid for or purchase, for any account in which the Company or any such affiliated purchaser has a beneficial interest, any Offered Securities or Ordinary Shares or any right to purchase such Offered Securities or Ordinary Shares during the applicable Restricted Period as such term is defined in Regulation M, nor has the Company or any affiliated purchaser of the Company made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered Securities or Ordinary Shares which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company.

(xlii) Except as otherwise disclosed in the Time of Sale Prospectus, (A) no indebtedness (actual or contingent) and no contract or arrangement is outstanding between the Company or any of its subsidiaries and (B) no indebtedness (actual or contingent) and no material contract or arrangement is outstanding between the Company, or any of its subsidiaries, and any significant shareholder of the Company, any director of the Company or connected person of the Company or any of their associates.

(xliii) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act.

(xliv) This Agreement and the Deposit Agreement are in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company in accordance with the laws of the Cayman Islands and to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement and the Deposit Agreement; it is not necessary that this Agreement, the Deposit Agreement, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or that any Cayman Islands stamp duty or similar tax be paid on or in respect of this Agreement, the Deposit Agreement or any other document to be furnished hereunder or thereunder.

(xlv) The agreement of the Company to the choice of law provisions set forth in Section 15 of this Agreement and Section 19 of the Deposit Agreement will be recognized by the courts of the Cayman Islands and the PRC and are legal, valid and binding; the Company and its subsidiaries can sue and be sued in its own name under the laws of the Cayman Islands and the PRC; the irrevocable submission by the Company to the jurisdiction of a New York Court and the appointment of Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as its authorized agent for the purpose described in Section 15 of this Agreement and Section 19 of the Deposit Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 15 of this Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over the Company; and a judgment obtained in a New York court arising out of or in relation to the obligations of the Company under this Agreement and the Deposit Agreement would be enforceable against the Company in the courts of the Cayman Islands and the PRC, in each case, without further review of the merits.

(xlvi) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(b) Each Selling Shareholder severally represents and warrants to, and agrees with, the several Underwriters that:

(i) Such Selling Shareholder has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Ordinary Shares to be delivered by such Selling Shareholder, as well as the Offered Securities represented thereby, on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities hereunder on each Closing Date to the Attorney-in-Fact (as defined below) the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by or on behalf of such Selling Shareholder on such Closing Date. Each Selling Shareholder is the record owner and, as applicable, the beneficial owner, who, even if not the record owner of the Ordinary Shares to be delivered by it, has or shares the underlying benefits of the power to direct the voting or the disposition of, or to receive the economic benefit of ownership of the Ordinary Shares to be delivered by it and to be sold by it hereunder, and such Ordinary Shares are held free and clear of all liens, encumbrances, equities and claims and such Selling Shareholder has duly executed or will duly execute a stock transfer agreement transferring title of such Ordinary Shares to the Depository or its custodian and the Offered Securities to the several Underwriters on each Closing Date.

(ii) The statements under the heading “Principal and Selling Shareholders” included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in light of the circumstances under which they were made, do not and will not include, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties set forth in this Section 2(b)(ii) apply only to statements in or omissions from the Registration Statement, the Time of Sale Prospectus and the Prospectus in reliance upon and in conformity with information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use therein; such Selling Shareholder is not in possession of any material, non public information regarding the Company; and its subsidiaries and the decision by such Selling Shareholder to sell its ADSs in the U.S. Offering and the International Offering is not based upon any such material, non public information.

(iii) Except as otherwise disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the U.S. Offering or the International Offering.

(iv) (A) Such Selling Shareholder has reviewed the Registration Statement, the Time of Sale Prospectus and the Prospectus and believes them to be accurate and complete, and has reviewed the representations and warranties of the Company contained in this Section 2 and has no reason to believe that such representations and warranties are not true and correct; and (B) the sale of the Offered Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its Subsidiaries which is not set forth in the Time of Sale Prospectus.

(v) No consent, approval, authorization, or order of, clearance by, or registration or filing with, any governmental agency or body or any court or any stock exchange is required to be obtained or made by such Selling Shareholder for the consummation of the transactions by such Selling Shareholder contemplated by this Agreement or the Deposit Agreement or the execution and delivery of the Power of Attorney (as defined below), in each case, in connection with the sale of the Offered Securities to be delivered by such Selling Shareholder on each Closing Date hereunder, including the deposit of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, the quotation of the ADSs on the Nasdaq National Market, except such consents, approvals, authorizations, orders, clearances, registrations or filings as have been obtained or made and are in full force and effect under the Act and such as may be required under applicable state securities laws, blue sky laws in the United States, Hong Kong, the PRC, Mauritius, Cayman Islands or the rules and regulations of the NASD and the Nasdaq National Market.

(vi) The agreement of such Selling Shareholder to the choice of law provisions set forth in Section 15 of this Agreement, the Custody Agreement and the Deposit Agreement will be recognized by the courts of British Virgin Islands or, if different, the jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, and is legal, valid and binding; such Selling Shareholder can sue and be sued in its own name under the laws of British Virgin Islands or, if different, the jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case the irrevocable submission by such Selling Shareholder to the jurisdiction of a New York Court and the appointment of Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as its authorized agent for the purpose described in Section 15 of this Agreement and Section 19 of the Deposit Agreement is legal, valid and binding; service of process effected in the manner set forth in Section 15 of this Agreement and Section 19 of the Deposit Agreement will be effective to confer valid personal jurisdiction over such Selling Shareholder; and a judgment obtained in a New York court arising out of or in relation to the obligations of the Selling Shareholders under this Agreement would be enforceable against the Selling Shareholders in the courts of British Virgin Islands or, if different, the jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case, without further review of the merits.

(vii) Neither such Selling Shareholder nor any of their properties or assets have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of British Virgin Islands or, if different, the jurisdiction where such Selling Shareholder is resident, incorporated or established, as applicable, in each case.

(viii) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and is a legal, valid and binding agreement of such Selling Shareholder.

(ix) The power of attorney (“Power of Attorney”), appointing certain individuals named therein as such Selling Shareholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) relating to the transactions contemplated hereby and by the Prospectus, constitutes a valid instrument granting the Attorneys-in-Fact named in such Power of Attorney, the power and authority stated therein, and permits the Attorneys-in-Fact, singly or collectively, to bind such Selling Shareholder with respect to all matters granted, conferred and contemplated in such Power of Attorney and such Power of Attorney has not been revoked, cancelled or terminated at any time.

(x) The statement of election and questionnaire containing certain information regarding such Selling Shareholder and the election form which sets forth the amount of Ordinary Shares such Selling Shareholder has elected to sell in the Offering (the “Questionnaire and Election Form”), completed by such Selling Shareholder and submitted to the Company on or before September •, 2006 does not and as of each applicable Closing Date will not contain any untrue statement of material fact nor does it omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and such Selling Shareholder’s election to sell the number of Ordinary Shares indicated in the Questionnaire and the Election Form is valid and binding on such Selling Shareholder.

(xi) Such Selling Shareholder acknowledges receipt via electronic mail of: (A) a copy of the Registration Statement on Form F-1 as filed with Commission on July 20, 2006 and as subsequently amended and filed with Commission on September 7, 2006 and September [20], 2006 and (B) the Questionnaire and Election Form (collectively “Selling Shareholder Documents”); such Selling Shareholder has not distributed, forwarded, copied or transmitted and will not distribute, forward, copy or transmit any of the Selling Shareholder Documents to any persons other than to such Selling Shareholder’s advisers (financial, legal and other) or general partners or other control persons, in each case whose receipt and review of the Selling Shareholder Documents, was solely related to the decision of such Selling Shareholders to participate in the offering contemplated by this Agreement and for no other purpose, or to the Company or the Representatives.

(xii) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of his obligations under, this Agreement, the Power of Attorney or the Questionnaire and the Election Form or the consummation by such Selling Shareholder of any of the other transactions contemplated hereby and thereby, will not contravene or conflict with, result in a breach of, or constitute a default under, or require consent of (A) any other party to any agreement or instrument to which such Selling Shareholder is bound or under which it is entitled to any right or benefit, (B) any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or (C) the memorandum of association, articles of association or any other constituent document of such Selling Shareholder, in each case, which has not been obtained.

(xiii) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which might reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Offered Securities and none of each Selling Shareholder nor any affiliated purchaser (as such term is defined in Regulation M) of such Selling Shareholder has, either alone or with one or more other persons, bid for or purchased or will bid for or purchase, for any account in which such Selling Shareholder or any such affiliated purchaser has a beneficial interest, any Offered Securities or Ordinary Shares or any right to purchase such Offered Securities or Ordinary Shares during the applicable Restricted Period as such term is defined in Regulation M, nor has any such Selling Shareholder or any affiliated purchaser of such Selling Shareholder made or will make bids or purchases for the purpose of creating actual or apparent active trading in, or of raising the price of, the Offered Securities or Ordinary Shares which is designed to or which has constituted, or which might reasonably be expected to cause or result in, manipulation of the price of any security of the Company.

(xiv) Except as disclosed in the Time of Sale Prospectus, such Selling Shareholder does not have any registration or similar rights to require registration of any debt or equity security of the Company as part or on account of, or otherwise in connection with, the sale of the Offered Securities contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company, or effectively waived by such Selling Shareholder.

(xv) Such Selling Shareholder has not distributed and will not distribute, prior to the later of the First Closing Date or the Optional Closing Date, if any, and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities by the Selling Shareholders.

(xvi) The certificate signed by any Selling Shareholder, by any officer of the Selling Shareholders or by any Attorney-in-Fact of such Selling Shareholder on behalf of such Selling Shareholder and delivered to the Representatives or counsel for the Underwriters as required or contemplated by Section 6(r) of this Agreement shall constitute a representation and warranty hereunder by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

(xvii) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the United States, Hong Kong, the PRC, Mauritius or the Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (A) the deposit by such Selling Shareholder of any Ordinary Shares represented by the ADSs with the Depositary and the issuance of the ADRs evidencing the ADSs, (B) the sale and delivery of the Offered Securities by the Underwriters as part of the Underwriters’ distribution of the Offered Securities as contemplated hereunder, (C) the sale and delivery of the Offered Securities by such Selling Shareholder and (D) the consummation by such Selling Shareholder of any other transaction contemplated in this Agreement or the Deposit Agreement or the performance such Selling Shareholder of its obligations under this Agreement or the Deposit Agreement.

3. Purchase, Sale and Delivery of Offered Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each Selling Shareholder agrees, subject to Section 3(d), severally and not jointly, to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from each Selling Shareholder, at a purchase price of $• per ADS, the respective number of Firm Securities set forth opposite the names of the Underwriters in Schedules I hereto, respectively. Each Selling Shareholder shall deliver title to the Ordinary Shares which it sells hereunder by executing a share transfer form in favor of the Depository, or as the Underwriters may direct, and having it delivered to the Company (or the Company’s agent) and procuring both the registration of such share transfer form in the register of members of the Company and, if required, the issue of a share certificate to the transferee and, where appropriate, procuring the issue of the ADRs; and references in this Agreement to delivery of securities by the Selling Shareholders shall be construed accordingly. The amount payable hereunder by the Underwriters shall be net of any applicable withholding taxes which the Underwriters are required to withhold.

(b) [Executed transfer forms for the Ordinary Shares represented by the Offered Securities to be sold by the Selling Shareholders hereunder have been placed in custody for delivery under this Agreement under Custody Agreements made with the Company, as custodian (in such capacity, the “Custodian”). Each Selling Shareholder agrees that the Ordinary Shares represented by the transfer forms held in custody for the Selling Shareholders under such Custody Agreements are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Shareholders for such custody are to that extent irrevocable, and that the obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, whether by the death of any individual Selling Shareholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Shareholder or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, such Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

(c) The Company will and the Custodian will deliver the Firm Securities in appropriate form to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the accounts of the Underwriters, against payment of the purchase price in U.S. dollars in same day funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company on behalf of the Selling Shareholders, as the case may be, at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M., New York time, on •, 2006, or at such other time not later than seven full business days thereafter as the Representatives, the Selling Shareholders and the Company determine, as applicable, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the U.S. Offering and the International Offering. The ADRs evidencing the Firm Securities will be in definitive form, in such denominations and registered in such names as the Representatives request. The ADRs will be made available for checking and packaging at Skadden, Arps, Slate, Meagher & Flom LLP or such other place designated by the Representatives.]

(d) In addition, upon written notice from the Representatives given to the Selling Shareholders from time to time not more than 30 days subsequent to the date of the Prospectus (the “Option Notice”), the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per ADS as applicable to be paid for the corresponding Firm Securities. Each Selling Shareholder agrees to sell to the Underwriters the number of Optional Securities obtained by multiplying the number of Optional Securities specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the name of such Selling Shareholder in Schedule I hereto under the caption “Number of Optional Securities to be Sold” and the denominator of which is the total number of Optional Securities (subject to adjustment by the Representatives to eliminate fractions). The Optional Securities to be purchased by the Underwriters on any Optional Closing Date (as defined below) may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Selling Shareholders. It is understood that the Representatives are authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters pursuant to the terms of the Representatives’ instructions to the Selling Shareholders.

(e) Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Selling Shareholders will cause the Custodian to deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in U.S. dollars in the same day funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Custodian on behalf of the Selling Shareholders, as the case may be, at the office of Skadden, Arps, Slate, Meagher & Flom LLP at 10:00 A.M., New York time. The ADRs evidencing the Optional Securities will be in definitive form, in such denominations and registered in such names as the Representatives shall request upon reasonable notice prior to such Optional Closing Date. The ADRs will be made available for checking and packaging at the office of the Depositary or such other place designated by the Representatives at a reasonable time in advance of such Optional Closing Date.

(f) The documents to be delivered on a Closing Date by or on behalf of the parties hereto pursuant to this Agreement shall be delivered at the Hong Kong office of Skadden, Arps, Slate, Meagher & Flom LLP or other location designated by the Representatives 24 hours prior to such Closing Date or such other time designated by the Representatives.

4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Representatives is advisable.

5. Certain Agreements of the Company and the Selling Shareholders. The Company and, with respect to the covenants set forth 5(n)[, 5(p)] and 5(s), each Selling Shareholder severally but not jointly, agree with the several Underwriters that:

(a) To furnish to you, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(g) or 7(h) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433(d); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus as defined in Rule 433(h) under the Securities Act and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law. Neither the Representatives’ consent to, nor Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(g) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(h) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its shareholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(i) The Company shall arrange for the qualification of the Offered Securities for sale under the foreign or state securities or Blue Sky laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(j) The Company agrees that it will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in each of the Time of Sale Prospectus and the Prospectus under the caption “Use of Proceeds”.

(k) The Company shall use its best efforts to ensure that in connection with the quotation of the Offered Securities on the Nasdaq National Market, the Company will furnish from time to time any and all documents, instruments, information and undertakings and publish all advertisements or other material that may be necessary in order to effect and maintain such listings.

(l) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives as soon as available, a copy of each report filed with, or submitted to, the Commission under the Exchange Act or mailed or made available to shareholders.

(m) The Company shall at all times maintain transfer restrictions (including the inclusion of legends in share certificates, as may be required) with respect to the Company’s Ordinary Shares which are subject to transfer restrictions pursuant to this Agreement and the lock up agreements signed by all registered shareholders of the Company substantially in the form attached hereto as Annex I and shall ensure compliance with such restrictions on transfer of restricted Ordinary Shares. The Company shall retain all share certificates which are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(n) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Selling Shareholder agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 5(i) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8 A relating to the Offered Securities and all costs and expenses incident to listing the Shares on the Nasdaq National Market, (v) the cost of printing certificates representing the Shares, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the document production charges and expenses associated with printing this Agreement and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 5(n); it is understood, however, that except as provided in this Section 5(n), Section 7 entitled “Indemnity and Contribution” and the last paragraph in Section 8, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make; provided, however, that the provisions of this Section 5(n) shall not supersede or otherwise affect any agreement that the Company or the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

(o) No action has been or, prior to the completion of the distribution of the Offered Securities, will be taken by the Company in any jurisdiction outside the United States and Canada that would permit a public offering of the Offered Securities, or distribution of any related preliminary prospectus issued in connection with the offering of the Offered Securities, or any other offering material, in any country or jurisdiction where action for that purpose is required.

(p) The Company and each Selling Shareholder (severally but not jointly) will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issuance tax, including any interest and penalties, on the creation, issuance, sale and distribution of the Offered Securities and on the execution and delivery of this Agreement or the Deposit Agreement. All payments to be made by the Company and the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company or the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company and the Selling Shareholders shall promptly pay the full amount of such taxes deducted or withheld to the relevant tax authority in accordance with applicable law, and shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(q) For the period specified below ( the “Lock-Up Period”), the Company and each Selling Shareholder will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional Ordinary Shares or securities convertible into or exchangeable or exercisable for any Ordinary Shares, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing; in addition, each Selling Shareholder, agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares; each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-up Period.

(r) The Company will comply with the terms of the Deposit Agreement so that the ADRs evidencing the ADSs will be executed by the Depositary and delivered to the Underwriters, pursuant to this Agreement at the applicable Closing Date.

(s) Each Selling Shareholder agrees to procure delivery to each of Morgan Stanley & Co. International Limited c/o Morgan Stanley & Co Incorporated, 1585 Broadway, New York, N.Y. 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and Citigroup Global Markets Inc., 388 Greenwich Street, New York NY 10013, Attention: General Counsel on or prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein, to the accuracy of the statements of Company officers and the Depositary made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder, to the condition that the Registration Statement shall have become effective not later than [                    ] (New York City time) on the date hereof and to the following additional conditions precedent:

(a) The Representatives shall have received, on the date hereof and at each Closing Date, a letter, dated the date hereof or dated the date of such Closing Date, as the case may be, in the form and substance satisfactory to the Representative, from Deloitte Touche Tohmatsu Certified Public Accountants, Ltd., independent public accountants to the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information and data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus and in substantially in the form attached as Annex A hereto;

(b) Prior to the Closing Date, no stop order suspending the effectiveness of a Registration Statement or the ADS Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or the Representatives, shall be contemplated by the Commission.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, business prospects or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any change in U.S., the PRC, Hong Kong, Cayman Islands, Mauritius or international financial, political or economic conditions or currency exchange rates, exchange controls, or taxation, including any transfer taxes, duties, or withholding obligations, as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of minimum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York, PRC, Hong Kong, Cayman Islands or Mauritius authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or Cayman Islands; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Hong Kong, PRC or Cayman Islands, any declaration of war by the U.S. Congress, the PRC or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated such Closing Date, of Jones Day, U.S. counsel to the Company, addressed to the Underwriters, substantially in the form attached hereto as Annex B.

(e) The Representatives shall have received an opinion, dated such Closing Date, of Zhong Lun Law Firm, PRC counsel to the Company, addressed to the Underwriters, substantially in the form attached hereto as Annex C.

(f) The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder, Cayman Islands counsel to the Company, addressed to the Underwriters, substantially in the form attached hereto as Annex D.

(g) The Representatives shall have received an opinion, dated such Closing Date, from Ziegler, Ziegler & Associates LLP, counsel to the Depositary, addressed to the Underwriters, substantially in the form attached hereto as Annex E.

(h) The Representatives shall have received an opinion, dated such Closing Date, of Jones Day, Hong Kong counsel to Actions Technology (HK) Co., Ltd. and Artek Microelectronics Co., Ltd., addressed to the Underwriters, substantially in the form attached hereto as Annex F.

(i) The Representatives shall have received an opinion, dated such Closing Date, of Maples & Calder, BVI counsel to Actions Microelectronics Co., Ltd., Artek Microelectronics Co., Ltd and Actions Capital Investment, Inc., addressed to the Underwriters, substantially in the form attached hereto as Annex G.

(j) The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder, Cayman Islands counsel to certain Selling Shareholders, substantially in the form attached hereto as Annex H.

(k) The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder, BVI counsel to certain Selling Shareholders, substantially in the form attached hereto as Annex I.

(l) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel to the Underwriters, such opinion or opinions, dated such Closing Date, addressed to the Underwriters, with respect to the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the ADS Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Selling Shareholders and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP may rely as to the incorporation of the Company and all other matters governed by Cayman Islands laws upon the opinion of Maples and Calder.

(m) The Representatives shall have received from Haiwen & Partners, PRC counsel to the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(n) The Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with it of the Ordinary Shares represented by the ADSs against issuance of the ADRs evidencing the ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative may reasonably request.

(o) The Company and the Depositary shall have taken all action necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs in accordance with the Deposit Agreement.

(p) The Representatives shall have received a certificate, dated such Closing Date, of the chief executive officer and the chief financial officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; and, subsequent to the date of the most recent financial statements in the Time of Sale Prospectus, there has not been any material adverse change in or affecting the condition (financial or other), business, properties, business prospects or results of operations of the Company or its subsidiaries.

(q) The Representatives shall have received a certificate, dated such Closing Date, of an authorized representative of each Selling Shareholder in which such authorized representative, to the best of its knowledge after reasonable investigation, shall state that: the representations and warranties of such Selling Shareholder in this Agreement are true and correct; and the Selling Shareholders have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(r) The Custodian shall have delivered to the Representatives a letter stating that it will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

(s) On or prior to the First Closing Date, the Representatives shall have received from the Custodian United States Treasury Department Form W-9 or the applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) properly completed and executed by all the Selling Shareholders.

(t) On or prior to the date of this Agreement, the Representatives shall have received lockup letters from each of officers and directors of the Company and each registered shareholder of the Company, in each case substantially in the form attached hereto as Annex K.

(u) The ADSs shall have been approved to be quoted on the Nasdaq National Market.

(v) On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(w) The Company and the Selling Shareholders shall have obtained all consents, approvals, authorizations or orders of, or made all filings with, any governmental agency or body or any court or any stock exchange, domestic or foreign, required to be obtained or made by the Company and the Selling Shareholders for the consummation of the transactions contemplated by this Agreement and the Deposit Agreement in connection with the issuance and sale of the Offered Securities.

(x) The Selling Shareholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representative shall reasonably request. The Representatives may waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, affiliates and each person, if any who controls such Underwriter within the meaning of Section 15 of the Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus or any amendment or supplement thereto, or any broadly available road show, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b) Each Selling Shareholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, in insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus or any amendment or supplement thereto, or any broadly available road show, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that each Selling Shareholder shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by such Selling Shareholders or contained in a representation or warranty given by such Selling Shareholders in this Agreement or (if relevant) the Custody Agreement; and provided, further, that the liability under this subsection of each Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after deduction of underwriting commissions and discounts, but before deduction of expenses, to such Selling Shareholders from the sale of Offered Securities sold by such Selling Shareholders hereunder.

(c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Shareholder against any losses, claims, damages or liabilities to which the Company or such Selling Shareholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, the Prospectus or any amendment or supplement thereto, or any broadly available road show, or caused by any omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Shareholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: their respective names, the concession and reallowance figures appearing in the paragraphs under the caption “Underwriting”.

(d) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such (i) settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company and the Selling Shareholders under this Section 7 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

8. Effectiveness; Defaulting Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representative, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Shareholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(m) and the respective obligations of the Company, the Selling Shareholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (ii), (iii), (iv), (v) and (vi) or (vii) of Section 6(c), the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to: (a) Morgan Stanley & Co. International Limited c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, N.Y. 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (b) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013; Attn: General Counsel; (c) if sent to the Company or the Selling Shareholders or any of them will be mailed, delivered or telegraphed and confirmed to it at Actions Semiconductor Co., Ltd., 15-1, No. 1 HIT Road, Tangjia, Zhuhai, Guangdong Province, 519085, The People’s Republic of China, Attention: David Hsiang-Wei Lee; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12. Representation. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement. Any action under this Agreement taken by the Representatives will be binding upon all Underwriters. The Attorney-in-Fact will act for the Selling Shareholders in connection with such transactions, and any action under or in respect of this Agreement taken by such Attorney-in-Fact will be binding upon all Selling Shareholders.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company and each Selling Shareholder acknowledge and agree that:

(a) The Representatives have been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company or the Selling Shareholders on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company and the Selling Shareholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and the Selling Shareholders hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Shareholders waive, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company and the Selling Shareholders irrevocably appoint Corporation Service Company, 1133 Avenue of the Americas, Suite 3100, New York, NY 10036, as their respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company and the Selling Shareholders by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company and the Selling Shareholders in any such suit or proceeding. The Company and the Selling Shareholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or any Selling Shareholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Name:
Title:

As attorney-in-fact of the Selling Shareholders listed in Schedule I attached hereto

ACTIONS SEMICONDUCTOR CO., LTD.

By
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. INTERNATIONAL LIMITED

By
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By
Name:
Title:

Acting on behalf of itself and as the Representatives of the several Underwriters named in Schedule II attached hereto.

SCHEDULE I

Selling Shareholder	Number of Firm Securities to be Sold	Number of Optional Securities to be Sold
Rich Dragon Consultants Limited	11,349,793	2,321,155
Fairly Consultants Limited	10,075,551	440,882
Top Best Development Limited	1,174,536	755,226
Starlink Development Limited	5,627,278	3,556,230
Eagle Vision Consultants Limited	3,369,742	395,905
Paobridge Success Ventures Limited	3,224,149	366,996
Yiu Yeung Enterprises Limited	803,985	370,523
Intel Capital Corporation	3,601,440	0
Precise Media Investments Limited	1,586,542	352,172
Cheshire Red Investments Limited	181,110	63,433
Meva Group Limited	371,062	923,195
Cumbria Universal Corporation Limited	19,300	139,441
World Vision Consultants Limited	8,924,000	0
Fineway Group Limited	1,872,086	1,114,842
Sino-Century Globaltec Co., Ltd.	1,346,910	0
Chinsola Enterprises Limited	3,034,645	0
Northern Light Venture Fund, L.P.	542,442	0
Universal Charger Ventures Incorporated	1,032,111	0
Northern Light Strategic Fund, L.P.	118,566	0
Northern Light Partners Fund, L.P.	59,280	0

Total	72,000,000	10,800,000

SCHEDULE II

Underwriter	Total Number of Firm Securities to be purchased
Morgan Stanley & Co. International Limited
Citigroup Global Markets Inc.
Piper Jaffrey
WR Hambrecht + Co, LLC
Total

SCHEDULE III

Time of Sale Prospectus

Preliminary Prospectus issued September [•], 2006

[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]

[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

[orally communicated pricing information to be included on Schedule II if a final term sheet is not used] [to be discussed]

SCHEDULE IV

Subsidiaries and Percentage Ownership by the Company

Name of PRC Subsidiary
Beijing Actions North Microelectronic Co., Ltd (Beijing, China)	80%
Actions Semiconductor Co., Ltd (Zhuhai, China)	100%
Artek Microelectronics Co., Ltd. (ShenZhen, China)	100%

Others
Actions Technology (HK) Co., Ltd. (Hong Kong SAR)	100%
Artek Microelectronics Co., Ltd. (Hong Kong SAR)	100%
Actions Microelectronics Co., Ltd (BVI)	80%
Actions Semiconductor Co., Ltd (Republic of Mauritius)	100%
Artek Microelectronics Co., Ltd (BVI)	100%
Actions Capital Investment, Inc. (BVI)	100%

ANNEX A

FORM OF COMFORT LETTER FROM DELOITTE TOUCHE

[Date, 2006]

Morgan Stanley

2725 Sand Hill Road

Suite 200

Menlo Park

CA 94025

U.S.A.

Citigroup

1001 Page Mill Road

Buliding 4, Suite 100

Palo Alto

CA 94304

U.S.A.

The Board of Directors of

Actions Semiconductor Co., Ltd.

15-1, No.1 HIT Road

Tangjia, Zhuhai

Guangdong, 519085

The People’s Republic of China

Dear Sirs:

We have audited the consolidated balance sheets of Actions Semiconductors Co., Ltd. (the “Company”) and subsidiaries as of December 31, 2005, and 2004, and the consolidated statements of operations, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2005, all included in the registration statement (No. 333-135906) on Form F-1 filed by the Company under the Securities Act of 1933 (the “Act”); our reports with respect thereto are also included in that registration statement. The registration statement, dated September [    ], 2006, is herein referred to as the registration statement.

In connection with the registration statement:

1.	We are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission (“SEC”) and the Public Company Accounting Oversight Board (United States) (“PCAOB”).

2.	In our opinion, the consolidated financial statements audited by us and included in the registration statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

3.	We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2005; although we have conducted an audit for the year ended December 31, 2005, the purpose (and therefore the scope) of the audit was to enable us to express our opinion on the consolidated financial statements as of December 31, 2005, and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of June 30, 2006, and the unaudited consolidated statements of operations, shareholders’ equity, and cash flows for the six-month period ended June 30, 2006 and 2005, included in the registration statement, or on the financial position, results of operations, or cash flows as of any date or for any period subsequent to December 31, 2005.

4.	For purposes of this letter, we have read the 2006 minutes of meetings of the shareholders and the board of directors of the Company and its subsidiaries as set forth in the minutes books at [X, 2006], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein; we have carried out other procedures to [X, 2006], as follows (our work did not extend to the period from [X, 2006], to [X, 2006], inclusive):

a.	With respect to the four quarters in the year ended December 31, 2004, four quarters in the year ended December 31, 2005 and two quarters in the period ended June 30, 2006, we have:

(i)	Read the unaudited quarterly financial information for each of the 10 quarters in the period ended June 30, 2006 as set forth under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Quarterly Financial Information” on page [45] of the registration statement;

(ii)	Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited condensed consolidated balance sheets as of each quarter ended in the period from January 1, 2004 to June 30, 2006 and the unaudited condensed consolidated statements of operations for each of the quarters then ended, from which the unaudited amounts referred to in a(i) are derived. The unaudited condensed consolidated financial statements for each of the quarters referred to above are incomplete in that they omit the statements of shareholders’ equity and comprehensive income, and cash flows, and other disclosures.

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(iii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited amounts referred to in 4a(i) are stated on a basis substantially consistent with that of the corresponding amounts in the audited consolidated statements of operations.

b.	With respect to the six-month period ended June 30, 2006 and 2005, we have:

(i)	Performed the procedures specified by the PCAOB for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited consolidated balance sheet as of June 30, 2006, and unaudited consolidated statements of operations, shareholders’ equity, and cash flows for the six-month period ended June 30, 2006 and 2005, included in the registration statement.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to in 4b(i) comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

c.	With respect to the period from July 1, 2006 to August 31, 2006, we have:

(i)	Read the unaudited consolidated financial statements of the Company and subsidiaries for July and August 2006 furnished us by the Company, officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to August 31, 2006, were available. The financial information for July and August 2006 is incomplete in that it omits the statements of sharholders’ equity and comprehensive income, and cash flows, and other disclosures.

(ii)	Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited amounts referred to in 4c(i) are stated on a basis substantially consistent with that of the corresponding amounts in the audited consolidated statements of operations.

The foregoing procedures do not constitute an audit conducted in accordance with the standards of the PCAOB. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

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5.	Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

a. (i)	The unaudited quarterly financial information for the four quarters in the year ended December 31, 2004, four quarters in the year ended December 31, 2005 and two quarters in the period ended June 30, 2006 referred to in 4a(i) do not agree with the applicable amounts set forth in the unaudited consolidated financial statements for the four quarters in the year ended December 31, 2004, four quarters in the year ended December 31, 2005 and two quarters in the period ended June 30, 2006.

(ii)	The unaudited amounts referred to in 4a(i) were not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated statements of operations included in the registration statement.

b. (i)	Any material modifications should be made to the unaudited consolidated financial statements described in 4b(i), included in the registration statement, for them to be in conformity with accounting principles generally accepted in the United States of America.

(ii)	The unaudited consolidated financial statements described in 4b(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

c. (i)	At [August 31, 2006], there was any change in the capital stock, increase in long-term debt, or decrease in consolidated net current assets or shareholders’ equity of the consolidated companies as compared with amounts shown in the June 30, 2006, unaudited consolidated balance sheet included in the registration statement, or

(ii)	For the period from July 1, 2006 to [August 31, 2006], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of net income, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

11

6.	As mentioned in 4c, Company officials have advised us that no consolidated financial statements as of any date or for any period subsequent to [August 31, 2006], are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after [August 31, 2006], have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at [Date, 2006], there was any change in the capital stock, increase in long-term debt, or any decreases in consolidated net current assets or shareholders’ equity of the consolidated companies as compared with amounts shown on the June 30, 2006, unaudited consolidated balance sheet included in the registration statement or (b) for the period from July 1, 2006, to [Date, 2006], there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per-share amounts of net income. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase, or decrease, except in all instances for changes, increases, or decreases that the registration statement discloses have occurred or may occur.

7.	For the purpose of this letter we have, at your request, also read the items identified by you on the attached copy of the registration statement, in respect of which one of the following tests were applied in each case as indicated by the corresponding letter (i.e. reference to the relevant sub-paragraph below) shown against the item:

A.	Compared the amounts, description of such amounts and numbers to the corresponding information shown in the Company’s audited consolidated financial statements, including related notes for the respective periods, included in the registration statement, or to amounts derived from such statements and related notes and found them to be in agreement;

B.	Proved the arithmetical accuracy of the amounts or percentages based on the data in the audited consolidated financial statements referred to in {A} (giving effect to rounding where applicable);

C.	Compared the amounts, description of such amounts and numbers to the corresponding information in the Company’s unaudited consolidated financial statements referred to in 4b(ii) above and found them to be in agreement;

D.	Proved the arithmetic accuracy of the amounts, numbers, percentages, and other ratios based on data in the Company’s unaudited consolidated financial statements referred to in {C} (giving effect to rounding where applicable);

E.	Proved the arithmetic accuracy of the net tangible book value per ordinary share as of June 30, 2006, calculated by the Company using net tangible book value divided by outstanding shares;

12

F.	Proved the arithmetic accuracy of the as adjusted numbers, which the Company has calculated by adjusting the actual numbers and amounts as of June 30, 2006 to reflect the issuance and sale of the ordinary shares represented by ADSs in the global offering at an initial public offering price of [US$X] per ADS after deducting underwriters’ discounts and commissions and other estimated expenses of the global offering. (However, we make no comment as to the reasonableness of the ordinary shares represented by ADSs to be sold by the Company or whether such sale will take place or the amounts of the selling price, underwriters’ discount and commissions and estimated expenses of the global offering);

G.	Proved the arithmetic accuracy of the as adjusted net tangible book value, which the Company has calculated by adjusting the net tangible book value as of June 30, 2006 to reflect the issuance and sale of the ordinary shares represented by ADSs in the global offering at an initial public offering price of [US$X] per ADS after deducting underwriters’ discounts and commissions and other estimated expenses of the global offering. (However, we make no comment as to the reasonableness of the ordinary shares represented by ADSs to be sold by the Company or whether such sale will take place or the amounts of the selling price, underwriters’ discount and commissions and estimated expenses of the global offering);

H.	Proved the arithmetic accuracy of the as adjusted net tangible book value per ordinary share as of June 30, 2006, which the Company has calculated using the adjusted net tangible book value divided by outstanding shares (However, we make no comment as to the reasonableness of the ordinary shares represented by ADSs to be sold by the Company or whether such sale will take place or the amounts of the selling price, underwriters’ discount and commissions and estimated expenses of the global offering);

I.	Recomputed the amount by including the ADS ratio of 1 ADS to 6 ordinary shares;

J.	Compared the amounts and numbers and descriptions of such amounts or numbers to the corresponding information in the Company’s general ledger or to the corresponding amounts or number in an schedule prepared by the Company’s accounting personnel and found them to be in agreement (giving effect to rounding where applicable). Amounts appearing in such schedule or report were compared with accounting records of the Company and found to be in agreement;

K.	Compared the amounts or numbers to the corresponding amounts or numbers in a report or schedule prepared by the Company and found them to be in agreement (giving effect to rounding where applicable). Proved the arithmetic accuracy of the totals shown in the report or schedule and compared individual amounts found in such report or schedule with accounting records of the Company and found them to be in agreement;

13

L.	Proved the arithmetical accuracy of the amounts, numbers or percentages based on the data included in the registration statement.

For the purposes of the above symbols, the following definitions apply:

i.	The phrase “compared” means agreed and found to be in agreement unless otherwise noted. Such agreed amounts or percentages are deemed to be in agreement if differences are attributable to rounding.

ii.	The phrase “recomputed” means recalculated to determine mathematical accuracy and compared the results to the amount shown and found the amounts to be in agreement unless otherwise noted. Such recomputed amounts or percentages are deemed to be in agreement if differences are attributed to rounding.

8.	Our audit of the consolidated financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and accordingly, we express no opinion thereon.

9	It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the preceding paragraph; also such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the registration statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.	This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the registration statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the registration statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the registration statement.

Yours truly,

Deloitte Touche Tohmatsu

14

ANNEX B

FORM OF OPINION FROM JONES DAY

ANNEX C

FORM OF OPINION FROM ZHONG LUN LAW FIRM

ANNEX D

FORM OF OPINION FROM MAPLES AND CALDER, AS THE CAYMAN

COUNSEL TO THE COMPANY

ANNEX E

FORM OF OPINION FROM ZIEGLER, ZIEGLER & ASSOCIATES LLP

ANNEX F

FORM OF OPINION FROM JONES DAY, AS THE HONG KONG COUNSEL

TO ACTIONS TECHNOLOGY (HK) CO., LTD. AND ARTEK

MICROELECTRONICS CO., LTD.

ANNEX G

FORM OPINION OF MAPLES & CALDER, BVI COUNSEL TO ACTIONS

MICROELECTRONICS CO., LTD., ARTEK MICROELECTRONICS CO., LTD

AND ACTIONS CAPITAL INVESTMENT, INC.,

ANNEX H

FORM OF OPINION OF MAPLES AND CALDER, CAYMAN ISLANDS

COUNSEL TO CERTAIN SELLING SHAREHOLDERS

ANNEX I

FORM OF OPINION OF MAPLES AND CALDER, BVI COUNSEL TO

CERTAIN SELLING SHAREHOLDERS

ANNEX J

FORM OPINION OF [NAME OF COUNSEL], SINGAPORE COUNSEL TO

TETRAD VENTURES PTE LTD

ANNEX K

FORM OF LOCK-UP LETTER

IRREVOCABLE POWER OF ATTORNEY OF SELLING SHAREHOLDER

Names and addresses of Attorneys-in-fact:

c/o Actions Semiconductor Co., Ltd.
15-1, No. 1 HIT Road
Nan-Horng Yeh	Tangjia, Zhuhai
Guangdong, 519085
People’s Republic of China

c/o Actions Semiconductor Co., Ltd.
15-1, No. 1 HIT Road
Hsiang-Wei (David) Lee	Tangjia, Zhuhai
Guangdong, 519085
People’s Republic of China

The undersigned, a registered holder of ordinary shares (a “Shareholder”) of Actions Semiconductor Co., Ltd., a Cayman Islands exempted company (the “Company”), understands (i) that the Company and certain Shareholders of the Company (collectively, the “Selling Shareholders”) propose, pursuant to an underwriting agreement (such agreement, in the form in which executed being herein called the “Underwriting Agreement”) with the several underwriters named therein (the “Underwriters”) to sell to the Underwriters a certain number of the Company’s ordinary shares, par value US$0.000001 per share (the “Shares”), and (ii) that the Shares will be deposited with JPMorgan Chase Bank N.A. against the issuance of American Depository Shares (“ADSs”), with each ADS representing six Shares. The ADSs will be evidenced by American Depositary Receipts.

Morgan Stanley & Co. International Limited and Citigroup Global Markets Inc. shall act as representatives (the “Representatives”) of the several underwriters (the “Underwriters”). The undersigned understands that, in connection with the offer and sale of the ADSs to the public, the Company will publicly file a Registration Statement with the U.S. Securities and Exchange Commission (the “SEC”) to register the ADSs to be offered under the U.S. Securities Act of 1933.

The undersigned acknowledges that in connection with the transactions contemplated by the Underwriting Agreement, the undersigned will furnish to the Company executed opinions of reputable counsel for the undersigned in form and substance the same as the form of legal opinion satisfactory to the Representatives via facsimile transmission to Julian Lin by no later than 9:00 a.m. (Hong Kong time) on July 10, 2006, followed by the executed original opinion being received by the Company by no later than 5:00 p.m. (Hong Kong time) on July 24, 2006.

1. In connection with the foregoing, the undersigned hereby irrevocably constitutes and appoints Nan-Horng Yeh and Hsiang-Wei (David) Lee as the undersigned’s true and lawful attorneys-in-fact (individually, an “Attorney” and collectively, the “Attorneys”), each with full power and authority to act together or alone, including full power of substitution, in the name of and for and on behalf of the undersigned with respect to all matters arising in connection with the sale of the Committed Shares by the undersigned including, but not limited to, the power and authority to take any and all of the following actions:

(a) to sell, assign and transfer to the Underwriters pursuant to the Underwriting Agreement the Committed Shares set forth in the undersigned’s Statement of Election and Questionnaire, or such lesser number as the Attorneys, or any one of them, in their or his or her sole discretion shall determine, at a purchase price per Share to be paid by the Underwriters, as determined by negotiation among the Company, the Attorneys and the Representatives, but at the same price per Share to be paid by the Underwriters to each of the other Selling Shareholders and to the Company for the Shares sold by it, provided that such purchase price per Share to be paid by the Underwriters shall not be less than the minimum price set forth in the undersigned’s Statement of Election and Questionnaire;

(b) for the purpose of effecting such sale, to make, execute and deliver, and perform the undersigned’s obligations under, the Underwriting Agreement, containing representations and warranties and indemnification obligations of the undersigned in form and substance as the Attorneys, or any one of them, in their or his or her sole discretion shall determine, including, subject to the limitation set forth in paragraph 1(a) hereof, the purchase price per Share to be paid by the Underwriters and including any additions to or changes in the terms, provisions and conditions thereof relating to the offering of such Shares by the Underwriters;

(c) to give such orders and instructions to the transfer agent for the number of Shares set forth in the undersigned’s Statement of Election and Questionnaire (the “Committed Shares”) as the Attorneys, or any one of them, in their or his or her sole discretion shall determine, with respect to (i) the transfer of the Committed Shares on the books of the Company in order to effect the sale to the Underwriters, including giving the name or names in which new certificates for such Shares are to be issued and the denominations thereof, (ii) the delivery to or for the account of the Underwriters of certificates for such Shares against receipt by the Company of the purchase price to be paid therefor less any underwriting commissions and discounts, brokerage, and any other amounts deductible therefrom pursuant to the Underwriting Agreement, (iii) the payment by the Company out of the proceeds of such sale of any expenses that are to be borne by the undersigned in connection with the offer, sale and delivery of the Shares, as well as the repayment to the Company of any outstanding obligations of the undersigned to the Company, (iv) the remittance to the undersigned of new certificates representing that number of Shares, if any, that is in excess of the number of Shares transferred and to be transferred at any subsequent Closing Date (as defined in the Underwriting Agreement) by the undersigned to the Underwriters;

(d) to retain legal counsel in connection with any and all matters referred to herein;

(e) to duly appoint an agent for the service of process in the Borough of Manhattan in The City of New York pursuant to the Underwriting Agreement;

(f) to agree to the allocation of the expenses of the offering among the Company, the Selling Shareholders (including the undersigned) and/or the Underwriters, and to pay the undersigned’s allocated portion of such expenses;

(g) to execute a share transfer form in usual form on behalf of the undersigned to effect a transfer of the Shares sold by the undersigned and to submit such share transfer form to the Company or its agent for registration; to surrender for cancellation the share certificates representing the Shares owned by the undersigned issued and existing before the date of this Power of Attorney and to agree on behalf of the undersigned to indemnify the Company and the Underwriters against all claims, liabilities, damages, actions, proceedings, demands, costs and expenses (including fees and expenses of counsel of the Company and the Underwriters) arising from share certificates of the Company which were issued to the undersigned coming into the hands of any third party;

(h) to make, acknowledge, verify and file on behalf of the undersigned applications, consents to service of process and such other documents, undertakings or reports as may be required by law with state commissioners or officers administering state securities laws; and

(i) to make, exchange, acknowledge and deliver all such other contracts, powers of attorney, orders, receipts, notices, requests, instructions, certificates, letters and other writings, including communications to the SEC and amendments to the Underwriting Agreement, and in general to do all things and to take all actions, that the Attorneys, or any one of them, in their or his or her sole discretion may consider necessary or proper in connection with or to carry out the aforesaid sale of the Shares to the Underwriters and the offering thereof, as fully as could the undersigned if personally present and acting.

2. This Power of Attorney and all authority conferred hereby are granted and conferred subject to the interests of the Underwriters and in consideration of those interests, and for the purpose of completing the transactions contemplated by the Underwriting Agreement and this Power of Attorney. This Power of Attorney and all authority conferred hereby shall be irrevocable and shall not be terminated by the undersigned or by operation of law, whether by the death or incapacity of the undersigned (if the undersigned is an individual), by the death or incapacity of any trustee or executor or the termination of any trust or estate (if the undersigned is a trust or an estate), or by the dissolution or liquidation of any corporation or partnership (if the undersigned is a corporation or partnership), or by the occurrence of any other event. If any event described in the preceding sentence shall occur before the delivery of the Shares to be sold by the undersigned under the Underwriting Agreement, certificates for such Shares shall be delivered by or on behalf of the undersigned in accordance with the terms and conditions of the Underwriting Agreement and the Custody Agreement, and all other actions required to be taken under the Underwriting Agreement and the Custody Agreement shall be taken, and action taken by the Attorneys, or any one of them, pursuant to this Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other event had not occurred, whether or not the Attorneys, or any one of them, shall have received notice of such event. The undersigned hereby agrees that any third party receiving a duly executed copy or facsimile of this Power of Attorney may act hereunder, and that revocation or termination hereof shall be ineffective as to such third party unless and until actual written notice of such revocation or termination shall have been received by such third party, and the undersigned, for itself and for its heirs, executors, legal representatives and assigns, hereby agrees to indemnify and hold harmless any such third party against any and all claims that may arise against such third party by reason of such third party having relied on the provisions of this Power of Attorney.

Notwithstanding the foregoing, if the Underwriting Agreement shall not be entered into and the transactions contemplated thereby shall not be consummated prior to the 180th day after the date of this Power of Attorney, then from and after such date the undersigned shall have the power to revoke all authority hereby conferred by giving notice on or promptly after such date to each of the Attorneys, with a copy to the Custodian, that this Power of Attorney has been terminated; subject, however, to all lawful action done or performed by the Attorneys or any one of them, pursuant to this Power of Attorney prior to the actual receipt of such notice.

3. Each of the Attorneys shall have full power to make and substitute any other person in his or her place and stead, and the undersigned hereby ratifies and confirms all actions that the Attorneys or their substitute or substitutes shall do pursuant to this Power of Attorney. Any Attorney, or his or her substitute, may undertake any of the actions hereunder. In the event of the death or incapacity or dissolution or liquidation of any Attorney, the remaining Attorneys shall appoint a substitute therefor. The term “Attorney” as used in this Power of Attorney shall include his or her substitutes.

4. The undersigned ratifies and approves all that the Attorneys, or any one of them, has done or shall do pursuant to paragraphs 1 and 2 of this Power of Attorney.

5. The Attorneys shall be entitled to act and rely upon any statement, request, notice or instruction respecting this Power of Attorney given to the Attorneys by the undersigned; provided, however, that the Attorneys shall not be entitled to act on any statement or notice to the Attorneys with respect to a Closing Date, or with respect to the termination of the Underwriting Agreement, or advising that the Underwriting Agreement shall not have been executed and delivered, unless such statement or notice shall have been confirmed in writing to the Attorneys by the Representatives.

6. The undersigned hereby represents and warrants to, and agrees with, each of the Attorneys that:

(a) this Power of Attorney has been duly authorized, executed and delivered by the undersigned and is a legal, valid and binding instrument which irrevocably constitutes and appoints the Attorneys and grants and confers to each Attorney full power and authority to act together or alone, including full power of substitution, in the name of and for and on behalf of the undersigned with respect to all matters granted and conferred herein;

(b) no stamp or other issuance or transfer taxes or duties and no capital gains; withholding or other taxes are payable to the government of the undersigned’s jurisdiction or to any political subdivision or taxing authority thereof or therein in connection with the sale or delivery by the undersigned of the Shares to the Underwriters in the manner contemplated in the Underwriting Agreement; and

(c) the execution and delivery by the undersigned of, the performance by the undersigned of its obligations, and the granting of the authority to the Attorneys under, this Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a default under, or require consent of any other party to any agreement or instrument to which the undersigned is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to the undersigned of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the undersigned, which has not been obtained.

7. The undersigned agrees to hold the Attorneys, jointly and severally, free and harmless from any and all loss, damage or liability that they, or any one of them, may sustain as a result of any action taken in good faith hereunder. It is understood that the Attorneys shall serve without compensation.

Date: July 12, 2006

[NAME OF SELLING SHAREHOLDER]

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